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                                                                   EXHIBIT 10.48



                        INSPIRE INSURANCE SOLUTIONS, INC.
                             1998 ANNUAL BONUS PLAN

                                    ARTICLE I

                                    PURPOSES


     1.1 Purpose of Plan. The purposes of the INSpire Insurance Solutions, Inc. 1998 Annual Bonus Plan (the "Plan") are to advance the interests of INSpire Insurance Solutions, Inc. (the "Company") and its shareholders by providing significant incentives to selected officers and employees of the Company and its Subsidiaries (as defined herein) and to enhance the interest of such officers and employees in the Company's success and progress by providing them with an opportunity to benefit from the profitability of the Company. Further, the Plan is designed to enhance the Company's ability to attract and retain qualified management and other personnel necessary for the success and progress of the Company.


                                   ARTICLE II

                                   DEFINITIONS

     2.1 Definitions. Certain terms used herein shall have the meaning below stated, subject to the provisions of Article IX hereof.

          (a) "Award Percentage" means the percentage described in Section 3.2 hereof.

          (b) "Base Salary" means regular straight-time earnings of a Participant in effect at the commencement of the applicable Earnout Period excluding payments for overtime, shift premium, bonuses, severance pay and other special payments, commissions, marketing incentive payments, stock options and Company contributions to pension, profit-sharing, retirement or similar accounts.

          (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (d) "Cause" means Cause as defined in any written employment agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written employment agreement with the Company or a Subsidiary in which Cause is defined, then Cause shall mean (i) the failure by a Participant to substantially perform his duties with the Company or a Subsidiary in a manner deemed satisfactory by the Board, (ii) the abuse of illegal drugs or other controlled substances or the intoxication of a Participant during working hours, (iii) the arrest for, or conviction of, a felony, (iv) the unexcused absence by a Participant from such Participant's regular job location for more than five consecutive days or for more than the aggregate number of days permitted to such Participant under Company vacation and sick leave policies applicable to such Participant, or (v) any conduct or activity of a


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     Participant deemed injurious to the Company in the discretion of the Board.

          (e)  "Change In Control"

               (1) Definition of "Change In Control." "Change of Control" for purposes of the Plan shall mean: (i) the acquisition, by a single entity (or group of affiliated entities) that is not directly or indirectly controlled by the existing shareholders, of more than 50% of the common stock of the Company issued and outstanding immediately prior to such acquisition; or (ii) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own directly or indirectly, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation.

               (2) When a Change In Control is Deemed to Occur. The date or time a Change In Control shall be deemed to occur (the "Change In Control Date") shall be:

                    (A) the date and time of closing for a merger or
               consolidation in which the Company participates as described in
               Section 2.1(e)(1) herein;

                    (B) the date and time of closing for a sale of assets as
               described in Section 2.1(e)(1) herein;

                    (C) the date and time of closing of the last transaction
               pursuant to which a person or entity acquires common stock of the Company in an acquisition described in Section 2.1(e)(1) herein; or

                    (D) the date and time immediately prior to the effective
               date and time of the dissolution or liquidation of the Company as described in Section 2.1(e)(1) herein.

          (f) "Committee" means the Compensation Committee of the Board or any other committee of directors appointed by the Board to administer the plan pursuant to Article VII hereof.

          (g) "Company" means INSpire Insurance Solutions, Inc., a Texas corporation.

          (h) "Earnout Period" means each Fiscal Year of the Company, over and within which performance is measured to determine whether any Participant may be entitled to incentive compensation hereunder.



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          (i) "Fiscal Year" means the fiscal year of the Company as established from time to time.

          (j) "Normal Retirement" means the voluntary termination by a Participant of his employment with the Company or a Subsidiary at such time when the Participant has attained the age of sixty (60) years or at anytime thereafter.

          (k) "Participant" means any regular full-time executive or managerial employee of the Company or a Subsidiary who has been designated by the Committee to participate in the Plan for any Earnout Period, or for purposes of distributions hereunder following a Participant's death, his duly designated beneficiary or beneficiaries.

          (l) "Performance Goal" means the amount of earnings per share of the Company after taxes and before bonuses paid under the Plan as designated by the Committee on Schedule A attached hereto (as such amount may be re-established by the Committee no later than 90 days after the beginning of an Earnout Period) for an Earnout Period which amount, in the judgment of the Committee, provides a suitable goal for measuring the performance of Participants with respect to the long-term interests of the Company and its shareholders to determine to what extent, if at all, they may be entitled to incentive compensation hereunder.

          (m) "Performance Award" means the bonus amount designated by the Committee for the purpose of determining the amount of incentive compensation to which a Participant may be entitled hereunder. The Performance Award shall be determined as a multiple of Base Salary and set forth on Schedule A designated by the Committee for the applicable Earnout Period.

          (n) "Total Disability" means disability as defined in any written employment agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written employment agreement with the Company or a Subsidiary in which disability is defined, then Total Disability shall mean a Participant's total disability as defined in such long-term disability insurance plan for salaried employees as the Company from time to time may have in effect or, if at any time no such plan is in effect, it means that a Participant, by reason of his incapacity due to physical or mental illness, is absent from the full-time performance of his regular services as an employee of the Company for a continuous period of six (6) months or for an aggregate of nine (9) months during any twenty-four month period. For purposes of the foregoing, such physical or mental incapacity shall be deemed to include the written direction by a physician that a Participant shall be required for medical reasons to terminate or substantially reduce his services to the Company and a Participant's absence by reason of physical or mental incapacity shall be deemed to be "continuous" unless a Participant performs his regular services as an employee of the Company for a continuous period of one (1) month. If there is any dispute as to whether a Participant suffers or suffered "total disability" (as defined in such disability insurance plan) or such physical or mental incapacity, such question shall be submitted to a licensed physician designated by the Company, who shall make a determination for the purpose of resolving such

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     dispute and the determination of such physician for such purpose shall be binding and conclusive upon all persons. A Participant shall submit to such examinations and provide such information as such physician may request.

          (o) "Plan" means the INSpire Insurance Solutions, Inc. 1998 Annual Bonus Plan set forth herein and as from time to time amended.

          (p) "Subsidiary" means a wholly-owned subsidiary of the Company or any wholly-owned subsidiary thereof.


                                   ARTICLE III

                         DESIGNATION OF EARNOUT PERIODS,
                     PARTICIPANTS AND PERFORMANCE GOAL, ETC.

     3.1 Designation of Earnout Periods. The initial Earnout Period shall be the Company's 1998 Fiscal Year commencing January 1, 1998 and ending December 31, 1998. Each subsequent Earnout Period shall begin on the first day of a Fiscal Year and end as of the close of the last day of a Fiscal Year. The Plan shall remain in effect until terminated pursuant to any applicable provision of the Plan.

     3.2 Designation of Participants, Performance Goal, Etc. The Committee shall designate (i) the Participants in the Plan for such Earnout Period, (ii) the Performance Goal for the Company during the Earnout Period, (iii) the Performance Award designated for each Participant, and (iv) the percentage (the "Award Percentage") of the Performance Award allocated to the Participants that shall be considered to have been earned by the Participants for various degrees of achievement of the Performance Goal designated with respect to the Company, as determined by the Committee pursuant to Section 4.1 below. Notwithstanding what is provided in the preceding sentence, the Committee may designate as a Participant an employee who has been hired or promoted after the beginning of an Earnout Period, but, in determining the amount of Performance Award allocated to such Participant, the Committee shall take into consideration the length of the then unexpired portion of the Earnout Period. The designation of an employee as a Participant for any one Earnout Period shall not confer upon such employee a right to be designated as a Participant for any subsequent Earnout Period.

     3.3 Notice to Participant. An employee who has been designated by the Committee as a Participant for an Earnout Period shall be notified of such designation at or about the time of such designation. Such notification shall include a copy of Schedule A for the applicable Earnout Period.




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                                   ARTICLE IV

                      DETERMINATION OF COMPENSATION EARNED
                              AND MANNER OF PAYOUT

     4.1 Determination of Performance Award Earned by Participants. At the end of each Earnout Period, based on a comparison of the actual performance of the Company over the Earnout Period to the applicable Performance Goal established at the beginning of the Earnout Period, the Committee shall determine the Performance Award for each Participant for such Earnout Period that has been earned by the Participant (the "Earned Performance Award"). The Earned Performance Award shall be determined by multiplying the (i) Performance Award established for such Participant for such Earnout Period times (ii) the Award Percentage that has been designated by the Committee, pursuant to Section 3.2, above, as corresponding to the extent to which, as determined by the Committee, the Performance Goal established for the Earnout Period has been achieved.

     4.2 Payment of Compensation. After the Committee shall have certified in writing the extent to which a Performance Award has been earned by a Participant, cash compensation in the amount of the Earned Performance Award shall be paid to the Participant in a lump sum no later than seventy-five (75) days after the issuance of the audited financial statements of the Company for the period ending as of the conclusion of the Earnout Period; provided that subject to section 4.3 and section 5.1 hereof, such Participant is employed by the Company or a Subsidiary on the date that such payment is to be made to Participant.

     4.3 Termination of Employment Prior to Conclusion of Earnout Period Due to Death, Total Disability, Normal Retirement or By the Company or a Subsidiary Without Cause. If a Participant's employment is terminated by reason of the Participant's death, Total Disability, Normal Retirement or by the Company or a Subsidiary without Cause prior to the conclusion of an Earnout Period with respect to which a Performance Award was established for the Participant, at the conclusion of such Earnout Period the Committee shall determine, pursuant to
Section 4.1 above, the amount of the Earned Performance Award, if any, with respect to such Earnout Period, which shall be payable to the Participant hereunder, as if the Participant had remained in the employ of the Company or Subsidiary through the conclusion of such Earnout Period; provided, however, that, notwithstanding anything to the contrary provided herein or any designation to the contrary made by the Committee pursuant to Section 3.2, above, the amount of any Earned Performance Award shall be reduced, on a prorated basis, to reflect the number of months of such Participant's employment with the Company or Subsidiary that actually were completed during such Earnout Period.

     4.4 Other Termination of Employment Prior to Conclusion of Earnout Period. If a Participant's employment is terminated prior to the date on which an Earned Performance Award is actually paid to the Participant pursuant to Section 4.2 hereof for any reason other than the Participant's death, Total Disability, Normal Retirement or by the Company or a Subsidiary without Cause, the Participant shall forfeit all rights to receive the compensation, if any, represented by the Performance Award with respect to such Earnout Period and the Company shall have no obligation to pay any compensation represented thereby that otherwise might be


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payable to such Participant under this Plan.

     4.5 Change In Control. Notwithstanding the provisions of Sections 4.1 through 4.4, above, or any designation made by the Committee pursuant to Section 3.2, above, to the contrary, in the event that a Change In Control occurs prior to the conclusion of any Earnout Period, then immediately prior to such Change In Control (i) such Earnout Period shall be deemed ended and (ii) the Committee shall determine the Earned Performance Award for each Participant (who is then in the Company's or Subsidiary's employ) for such Earnout Period, based on a comparison of the actual performance of the Company over the Earnout Period to the applicable Performance Goal established at the beginning of the Earnout Period; provided, however, that, such Performance Goal and the Performance Award shall be adjusted, on a prorated basis, to reflect the number of whole months of such Earnout Period that actually were completed immediately prior to the Change In Control. The Earned Performance Award under this Section 4.5 shall be calculated by multiplying the (i) Performance Award for the Participant for such Earnout Period times (ii) the Award Percentage that has been designated by the Committee, pursuant to Section 3.2, above, as corresponding to the extent to which, as determined by the Committee, the Performance Goal established for the Earnout Period (as adjusted under this Section 4.5) has been achieved. Cash compensation in the amount of the Earned Performance Award calculated pursuant to the preceding sentence shall be paid to the Participant in a lump sum no later than thirty (30) days after the Change In Control Date.

                                    ARTICLE V

                             BENEFICIARY DESIGNATION
                              AND WITHHOLDING TAXES

     5.1 Beneficiary Designation. If a Participant's employment with the Company or a Subsidiary is terminated by reason of his death or if a Participant dies after the termination of his employment but prior to the distribution to him of all amounts payable to him under Sections 4.2, 4.3, or 4.5 above, any amounts otherwise payable hereunder to him if living shall be distributed to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in such form and subject to such limitations as from time to time may be prescribed by the Committee and shall be delivered to the Secretary of the Company. A Participant from time to time may revoke or change any beneficiary designation on file with the Company. If there is no effective beneficiary designation on file with the Company at the time of a Participant's death, distribution of amounts otherwise payable to the deceased Participant under this Plan shall be made to the Participant's estate. If a beneficiary designated by the Participant to receive his benefits shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid to such deceased beneficiary's estate, unless the deceased Participant's beneficiary designation provides otherwise. The Company shall have no responsibility with respect to the validity of any beneficiary designation made by a Participant and shall be fully protected if it acts thereon in good faith.

     5.2 Withholding Taxes. The Company shall deduct from the distributions to be made to a Participant or his designated beneficiary or beneficiaries under this Plan any social security taxes, federal, state or local income withholding or other taxes or charges that the Company



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believes it is required to deduct under applicable law, and all amounts distributable under this Plan are stated herein before any such deductions.


                                   ARTICLE VI

                             RIGHTS AND OBLIGATIONS
                                 OF PARTICIPANTS

     6.1 Copy of Plan. Each Participant shall be entitled to receive a copy of the Plan upon his designation as a Participant hereunder. Thereafter, as long as a Participant remains a Participant, the Participant shall be entitled to receive copies of each amendment to the Plan within sixty (60) days after its adoption.

     6.2 Information. Each Participant shall provide the Committee with such documents, evidence, data or other information as it from time to time may deem necessary, advisable or in its best interests in administering the Plan.

     6.3 No Right to Employment . The designation of an employee as a Participant under this Plan shall not be construed as conferring upon such employee any right to remain in the employ of the Company or a Subsidiary. The right of the Company or a Subsidiary to discipline or discharge, or otherwise change the terms and conditions of the employment of, an employee shall not be affected in any manner by reason of the designation of the employee as a Participant under this Plan.

     6.4 No Interest in Assets. No Participant nor any other person shall have any interest in any fund or in any specific asset or assets of the Company or a Subsidiary by reason of being a Participant under this Plan, or any right to receive any distribution or payment under the Plan except as, and only to the extent, expressly provided in the Plan.

     6.5 Alienation Prohibited. To the extent permitted by law and except as is specifically provided otherwise in Section 5.1, above, the right of any Participant or any beneficiary to receive any payment hereunder shall not be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind, and no payment due hereunder shall in any manner be subject to any debts or liabilities of any Participant or designated beneficiary of a Participant. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payment, whether presently or thereafter payable, other than as specifically permitted under
Section 5.1, above, shall be null and void and without any legal effect.

     6.6 Funding of Plan. The Company shall have the right but shall be under no obligation to segregate cash or any assets for the benefit of any Participant by reason of amounts being payable hereunder to the Participant.

     6.7 Costs of Legal Proceedings. If any legal proceedings are instituted with respect to any dispute arising under this Plan or to collect any benefits due hereunder, the prevailing party in such proceedings shall be entitled to recover the costs of litigation and reasonable attorneys fees from the other party; provided, however, that if the Company or a Participant, his



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beneficiary or any other person claiming an interest by or through a Participant shall commence an action or proceeding, the principal purpose of which is to effect a division of, or to determine entitlement to, payments hereunder, the costs of defending or bringing such action shall be charged and offset against any amounts payable to such Participant, his beneficiaries and/or his or their successors pursuant hereto.


                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN

     7.1 Administration of Plan by Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee appointed by the Board all of whom are members of the Board. A majority of the Committee shall constitute a quorum for the transaction of business and all actions taken by the Committee at a meeting shall be by the affirmative vote of a majority of the Committee present at such meeting (provided that a quorum is present), but any action may be taken by the Committee without a meeting by written consent signed by all of the members of the Committee. The Compensation Committee shall at all times constitute a compensation committee of outside directors as described in Internal Revenue Code Section 162(m).

     7.2 Determinations of Committee. The Committee from time to time may establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as beneficiary designations and notices, provided, that such rules and forms shall not be inconsistent with the provisions hereof. All determinations of the Committee, irrespective of their character or nature, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive upon all parties. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has terminated his services and the date and cause thereof shall be final, binding and conclusive upon all parties.

     7.3 Accounting Determinations. All accounting determinations and financial calculations made under this Plan, shall be made in accordance with generally accepted accounting principles, consistently applied, but adjusted as specified in this Plan. Any dispute with respect to any accounting determinations or calculations, including determinations of the balance due to a Participant under this Plan, at the request of either the Company or the relevant Participant, shall be submitted to the Company's regular independent accountants and the decision of such accountants shall be final, binding and conclusive upon all persons.

     7.4 Books and Records. The Chief Financial Officer of the Company shall be responsible for maintaining books and records for the Plan. Said books and records shall be open only for examination by a Participant or his duly designated beneficiary to the extent that they specifically involve the amounts distributable to him or such beneficiary hereunder. All notices hereunder shall be filed with the Chief Financial Officer of the Company.

     7.5 Advice of Counsel. The Company and/or the Committee may consult with legal counsel, who may be independent counsel or counsel employed by the Company, with respect to


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its obligations and duties hereunder or with respect to any action or proceeding or any other questions of law and shall not be liable for any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     7.6 Competence. Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his estate has been appointed. In the event that a guardian or conservator of the estate of any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under this Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability therefor.

     7.7 Liability. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence (unless the Company's Articles of Incorporation or Bylaws, or any indemnification agreement between the Company and such person, in each case in accordance with applicable law, provides otherwise). The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under the Plan at the Company's expense.


                                  ARTICLE VIII

                            DISCRETIONARY ADJUSTMENTS

     The Committee may make any such adjustments to the Performance Goal for an Earnout Period to the extent that it, at its sole discretion, deems such adjustments appropriate to compensate for or to reflect (i) any significant change which may have occurred during such Earnout Period in accounting practices, (ii) changes in the capitalization of the Company or (iii) changes in tax laws or other laws or regulations or any extraordinary compensation expense accrual or reversal for expense other than that attributable to this Plan and which change or expense alters or affects any factors involved in the determination of whether, or the extent to which, such Performance Goal has been achieved by the Participants; provided, however, that neither the Committee nor any other person shall have discretion to increase the amount of compensation payable hereunder in violation of Treasury Regulation Section 1.162-27(e)(2)(iii).


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                                   ARTICLE IX

                            AMENDMENT, SUSPENSION OR
                             TERMINATION OF THE PLAN

     The Board may amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall alter any right or obligations hereunder with respect to any Performance Award then designated for a Participant with respect to an Earnout Period that commenced prior to the effective time of such action without the consent of such Participant.


                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Expenses of Plan Administration. All expenses of administering the Plan shall be paid by the Company except as expressly provided herein to the contrary.

     10.2 Notices. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Participant at the Participant's address as reflected in the Company's records, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the others.

     10.3 Governing Law. The Plan shall be construed, administered and governed in all respects by the applicable laws of the State of Texas.

     10.4 Construction. Whenever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

     10.5 Headings. The headings of articles and paragraphs of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

     10.6 Binding Effect. In consideration of the benefits conferred hereunder, each Participant shall be conclusively presumed to have agreed to be bound by all of the terms and conditions of this Plan as presently constituted and as it hereafter from time to time may be amended.

     10.7 Severability. If any provision of this Plan is held for any reason to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be modified to the extent necessary to render it enforceable with respect to such adjudication and the remainder of this Plan shall remain in full force and effect in such jurisdiction.

     10.8 Independence of Plan. It is intended that the Plan be construed and administered independent of any and all other employee benefit plans, fringe benefit programs or compensation arrangements of the Company. Accordingly, except as otherwise determined by




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the Committee, neither the Plan nor any of the benefits payable hereunder shall be construed, administered or considered so as to have any effect on any existing or future pension, profit sharing, incentive compensation or other employee benefit program or plan of the Company and no such program or plan of the Company shall be construed or administered to have any effect on the Plan.

     IN WITNESS WHEREOF, upon authorization of the Board of Directors of the Company, the undersigned has caused the Plan to be executed effective as of the 1st day of January, 1998.



                                         -------------------------------------
                                         F. George Dunham, III
                                         President and Chief Executive Officer



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                                   SCHEDULE A

                        INSPIRE INSURANCE SOLUTIONS, INC.
                             1998 ANNUAL BONUS PLAN

                              1998 PERFORMANCE GOAL


EARNOUT PERIOD:  January 1, 1998 - December 31, 1998

PERFORMANCE AWARD:  100% of Base Salary

PERFORMANCE GOAL: Earnings per share after taxes and prior to Bonuses payable under Plan ("EPS") equal to or greater than $1.34

AWARD PERCENTAGE:

If EPS is equal to or greater than:        The Award Percentage shall be:
-----------------------------------        ------------------------------
$1.34                                      100%
$1.29                                      95%
$1.25                                      90%
$1.21                                      85%
$1.16                                      80%
$1.12                                      75%
$1.07                                      70%
$1.03                                      65%
$0.98                                      60%
$0.94                                      55%
$0.91                                      50%
$0.90                                      20%
$0.89                                      10%
$0.88                                      -0-



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